UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022
Switch, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7135 S. Decatur Boulevard
Las Vegas,	NV	89118
(Address of principal executive offices)		(Zip Code)

(702) 444-4111
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2022, Switch, Inc., a Nevada corporation (the “Company”), issued a press release announcing its financial results for the quarter ended June 30, 2022.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 4, 2022, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote on whether to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated May 11, 2022, by and among the Company, Switch, Ltd., a Nevada limited liability company (“Company Ltd.”), Sunshine Merger Sub, Ltd., a Nevada limited liability company and a direct and wholly owned subsidiary of the Company (“Company Merger Sub”), Sunshine Bidco Inc., a Delaware corporation (“Parent”), and Sunshine Parent Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Parent Merger Sub”), pursuant to which, among other matters and on the terms and subject to the conditions set forth in the Merger Agreement, Parent Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and Company Merger Sub will be merged with and into Company Ltd., with Company Ltd. continuing as the surviving limited liability company.

As of June 15, 2022, the record date of the Special Meeting, there were 150,767,439 shares of Class A common stock of the Company, par value $0.001 per share (“Company Class A Common Stock”), and 94,131,279 shares of Class B common stock of the Company, par value $0.001 per share (“Company Class B Common Stock”), outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 113,331,074 shares of Company Class A Common Stock, representing approximately 75% of the outstanding shares of Company Class A Common Stock entitled to vote and a total of 90,508,540 shares of Company Class B Common Stock, representing approximately 96% of the outstanding shares of Company Class B Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Company stockholders considered two proposals, which are described in more detail in a definitive proxy statement filed by the Company with the Securities and Exchange Commission on June 27, 2022, as supplemented on July 25, 2022 (the “Proxy Statement”). The final results regarding the proposals are set forth below.

Proposal No. 1: Approval of the Merger Proposal

The Company’s stockholders approved the proposal to approve the merger (the “Merger”) of Parent Merger Sub with and into Switch pursuant to the Merger Agreement (the “Merger Proposal”). Approval of the Merger Proposal required the affirmative vote of a majority of the holders of shares of Class A common stock and Class B common stock entitled to be cast on the matter, each voting separately. The voting results for the Merger Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class A Common Stock	113,260,510	47,347	23,217	—
Class B Common Stock	90,008,540	500,000	—	—

Proposal No. 2: Approval of the Compensation Proposal

The Company’s stockholders approved the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and the merger of Company Merger Sub with and into Company Ltd. (the “Compensation Proposal”). Approval of the Compensation Proposal required the affirmative vote of a majority of the votes cast on the matter. The voting results for the Compensation Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class A Common Stock and Class B Common Stock	153,487,797	41,507,927	8,843,890	—

Adjournment of the Special Meeting (Proposal No. 3) was deemed not necessary because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 8, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2022	Switch, Inc.
(Registrant)

		By:	/s/ Gabe Nacht
		Name:	Gabe Nacht
		Title:	Chief Financial Officer